Exhibit 99.1

Guidewire Software Announces First Quarter Fiscal 2015 Financial Results

Foster City, CA - December 2, 2014 - Guidewire Software, Inc. (NYSE: GWRE), a provider of software products for property and casualty insurers, today announced its financial results for the fiscal quarter ended October 31, 2014.

"Revenue and profitability were above the high end of our expectations for the first quarter of fiscal 2015," said Marcus Ryu, chief executive officer, Guidewire Software. "This reflected continuing demand both domestically and internationally for all three applications in Guidewire InsuranceSuite, as well as our additional offerings leveraging the data and business logic in the Suite.”

Ryu continued, “Another recent highlight was our tenth annual Connections user conference, which experienced strong growth in customer and prospect attendance. We celebrated our customers’ many successes, re-affirmed our commitment to enable transformation of the full P/C insurance lifecycle, and shared our plans to expand R&D investments in 2015 to continue enhancing InsuranceSuite and to build new offerings in support of insurers’ transformation agendas.”

First Quarter Fiscal 2015 Financial Highlights

Revenue

•	Total revenue for the first quarter of fiscal 2015 was $79.7 million, an increase of 20% from the comparable period in fiscal 2014.

•
Total license revenue for the first quarter of fiscal 2015 was $28.8 million, an increase of 53%. Term license revenue benefited from early payments that had not been expected until the second quarter. Additionally, term license revenue in the first quarter of fiscal 2015 also benefited from the timing of a term license anniversary fee. In fiscal 2014 this fee was recognized in the second quarter. Excluding these two timing-related factors, total license revenue in the first quarter would have increased 30% from the comparable period in fiscal 2014. Maintenance revenue was $12.5 million, up 30%, and services revenue was $38.4 million, an increase of 1% from the comparable period in fiscal 2014.

•	Rolling four-quarter recurring term license and maintenance revenue was $195.1 million, an increase of 31%.

Profitability

•	GAAP operating loss was $3.6 million for the first quarter of fiscal 2015, compared to $12.6 million in the comparable period in fiscal 2014.

•	Non-GAAP operating income was $8.7 million for the first quarter of fiscal 2015, compared to operating loss of $3.1 million in the comparable period in fiscal 2014.

•
GAAP net loss was $3.0 million for the first quarter of fiscal 2015, compared to $6.5 million for the comparable period in fiscal 2014. GAAP net loss per share was $0.04, based on basic and diluted weighted average shares outstanding of 69.3 million, compared to net loss per share of $0.11 for the comparable period in fiscal 2014, based on basic and diluted weighted average shares outstanding of 58.6 million.

•
Non-GAAP net income was $5.7 million for the first quarter of fiscal 2015, compared to a net loss of $2.0 million in the comparable period in fiscal 2014. Non-GAAP net income per diluted share was $0.08, based on diluted weighted average shares outstanding of 71.6 million, compared to net loss per share of $0.03 for the first quarter of fiscal 2014, based on diluted weighted average shares outstanding of 58.6 million.

Balance Sheet

•
The Company had $631.0 million in cash, cash equivalents and investments at October 31, 2014, compared to $647.8 million at July 31, 2014. The Company used $5.5 million in cash flow from operations in the first quarter, compared to cash flow used in operations of $14.6 million in the comparable period in fiscal 2014.

Business Outlook
Guidewire is issuing the following guidance for the second quarter and fiscal 2015, based on current expectations:

(in $ millions, except per share guidance)	Second Quarter Fiscal 2015	Full Year Fiscal 2015
Revenue	81.6-88.6	366.7-382.4
License revenue	36.2-40.2	170.3-180.0
Maintenance revenue	11.4-12.4	48.4-50.4
Services revenue	34.0-36.0	148.0-152.0
GAAP operating income/(loss)	(4.3)-(1.3)	(7.9)-0.1
Non-GAAP operating income	10.0-13.0	47.5-55.5
GAAP net income/(loss)	(3.7)-(1.1)	(6.7)-0.1
Per share	(0.05)-(0.02)	(0.10)-0.00
Non-GAAP net income	6.5-8.5	30.9-36.1
Per share	0.09-0.12	0.43-0.50
Non-GAAP operating income and non-GAAP net income in the table above excludes stock-based compensation expense of $14.0 million and amortization of intangible assets of $0.4 million in the second quarter of fiscal 2015, and $54.0 million and $1.4 million, respectively, for the full year fiscal 2015. Effective non-GAAP tax rate is expected to be approximately 35% and GAAP tax rate is expected to be approximately 15% for both the second quarter and fiscal 2015.
Conference Call Information

What:	Guidewire Software first quarter fiscal 2015 financial results conference call
When:        Tuesday, December 2, 2014
Time:        2:00 p.m. PT (5:00 p.m. ET)
Live Call:    (888) 806-6203, domestic
(913) 312-1236, international
Replay:        (877) 870-5176, passcode 5297293, domestic
(858) 384-5517, passcode 5297293, international
Webcast:    http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire's website for a period of three months.

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Non-GAAP net income and Non-GAAP earnings per share.
Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company's business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Guidewire Software
Guidewire builds software products that help Property/Casualty insurers replace their legacy core systems and transform their business. Designed to be flexible and scalable, Guidewire products enable insurers to deliver excellent service, increase market share and lower operating costs. Guidewire InsuranceSuite™ provides the core systems used by insurers as operational systems of record. Additional products provide support for data management, business intelligence, anytime/anywhere access and guidance and monitoring. More than 180 Property/Casualty insurers around the world have selected Guidewire. For more information, please visit www.guidewire.com. Follow us on twitter: @Guidewire_PandC.
NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, and Guidewire BillingCenter are registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.

Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our market positioning, future adoption of our products and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire's control. Guidewire's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire's most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire's views as of any date subsequent to the date of this press release.
Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 31, 2014	July 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$121,510	148,101
Short-term investments	378,725	296,231
Accounts receivable	40,118	49,839
Deferred tax assets, current	11,394	11,431
Prepaid expenses and other current assets	11,581	10,828
Total current assets	563,328	516,430
Long-term investments	130,769	203,449
Property and equipment, net	12,401	12,607
Intangible assets, net	5,079	5,439
Deferred tax assets, noncurrent	9,667	8,681
Goodwill	9,205	9,205
Other assets	1,333	1,416
TOTAL ASSETS	$731,782	$757,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,106	$7,030
Accrued employee compensation	17,271	34,912
Deferred revenues, current	44,897	48,937
Other current liabilities	4,617	4,507
Total current liabilities	73,891	95,386
Deferred revenues, noncurrent	1,975	6,395
Other liabilities	4,603	4,760
Total liabilities	80,469	106,541
STOCKHOLDERS’ EQUITY:
Common stock	7	7
Additional paid-in capital	633,939	629,076
Accumulated other comprehensive loss	(2,606)	(1,367)
Retained earnings	19,973	22,970
Total stockholders’ equity	651,313	650,686
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$731,782	$757,227

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended October 31,
	2014	2013
Revenues:
License	$28,820	$18,870
Maintenance	12,520	9,639
Services	38,394	38,020
Total revenues	79,734	66,529
Cost of revenues: (1) (2)
License	1,082	846
Maintenance	2,242	1,782
Services	32,447	35,229
Total cost of revenues	35,771	37,857
Gross profit:
License	27,738	18,024
Maintenance	10,278	7,857
Services	5,947	2,791
Total gross profit	43,963	28,672
Operating expenses: (1) (2)
Research and development	20,310	17,527
Sales and marketing	17,529	15,673
General and administrative	9,762	8,099
Total operating expenses	47,601	41,299
Loss from operations	(3,638)	(12,627)
Interest income, net	512	158
Other income (expense), net	(483)	115
Loss before provision for income taxes (1)	(3,609)	(12,354)
Benefit from income taxes (1)	(612)	(5,899)
Net loss(1)	$(2,997)	$(6,455)
Net loss per share: (1)
Basic	$(0.04)	$(0.11)
Diluted	$(0.04)	$(0.11)
Shares used in computing net loss per share: (1)
Basic	69,316,700	58,649,353
Diluted	69,316,700	58,649,353
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

(2) Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,
	2014	2013
Stock-based compensation expenses: (1)
Cost of license revenue	$49	$45
Cost of maintenance revenues	277	160
Cost of services revenues	3,513	2,714
Research and development	2,143	1,995
Marketing and sales	2,987	2,059
General and administrative	3,019	2,213
Total stock-based compensation expenses	$11,988	$9,186
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended October 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (1)	$(2,997)	$(6,455)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,773	1,591
Stock-based compensation (1)	11,988	9,186
Excess tax benefit from exercise of stock options and vesting of RSUs	—	(132)
Deferred tax assets (1)	(955)	(6,167)
Other noncash items affecting net loss	1,414	316
Changes in operating assets and liabilities:
Accounts receivable	9,493	(6,210)
Prepaid expenses and other assets	(814)	1,335
Accounts payable	87	884
Accrued employee compensation	(17,232)	(9,857)
Other liabilities	10	(1,299)
Deferred revenues	(8,315)	2,225
Net cash used in operating activities	(5,548)	(14,583)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(113,730)	(43,157)
Sales and maturities of available-for-sale securities	102,539	31,102
Purchase of property and equipment	(1,249)	(1,206)
Acquisition, net of cash acquired	—	(95)
Net cash used in investing activities	(12,440)	(13,356)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1,445	2,063
Taxes remitted on RSU awards vested	(8,570)	(7,302)
Proceeds from issuance of common stock in connection with stock offerings, net of underwriting discounts and commission	—	389,949
Costs paid in connection with stock offerings	—	(107)
Excess tax benefit from exercise of stock options and vesting of RSUs	—	132
Net cash provided by (used in) financing activities	(7,125)	384,735
Effect of foreign exchange rate changes on cash and cash equivalents	(1,478)	582
NET CHANGE IN CASH AND CASH EQUIVALENTS	(26,591)	357,378
CASH AND CASH EQUIVALENTS—Beginning of period	148,101	79,767
CASH AND CASH EQUIVALENTS—End of period	$121,510	$437,145
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended October 31,
Loss from operations reconciliation: (1)	2014	2013
GAAP net loss from operations	$(3,638)	$(12,627)
Non-GAAP adjustments:
Stock-based compensation (2)	11,988	9,186
Amortization of intangibles (2)	360	360
Non-GAAP net income (loss) from operations	$8,710	$(3,081)

Net income (loss) reconciliation: (1)
GAAP net loss	$(2,997)	$(6,455)
Non-GAAP adjustments:
Stock-based compensation (2)	11,988	9,186
Amortization of intangibles (2)	360	360
Tax effect on non-GAAP adjustments (3)	(3,686)	(5,046)
Non-GAAP net income (loss)	$5,665	$(1,955)
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.
(2) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the period for GAAP purposes.
(3) Adjustment reflects the tax benefit resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended October 31,
Earnings per share reconciliation: (1)	2014	2013
GAAP earnings per share - Diluted	$(0.04)	$(0.11)
Amortization of intangibles acquired in business combinations	0.01	0.01
Stock-based compensation	0.17	0.16
Less tax benefit of non GAAP items	(0.05)	(0.09)
Non-GAAP dilutive shares excluded from GAAP EPS calculation (2)	(0.01)	—
Non-GAAP earnings per share - Diluted	$0.08	$(0.03)
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

(2) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.

	Three Months Ended October 31,
Shares used in computing non-GAAP per share amounts: (1)	2014	2013
Weighted average shares - Diluted	69,316,700	58,649,353
Non-GAAP dilutive shares excluded from GAAP EPS calculation (2)	2,295,696	—
Pro forma weighted average shares - Diluted	71,612,396	58,649,353
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

(2) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.